EXHIBIT 10.17

           ILLINOIS CENTRAL CORPORATION
MANAGEMENT EMPLOYEE DISCOUNTED STOCK PURCHASE PLAN


     WHEREAS, Illinois Central Corporation desires to establish an employee stock purchase plan providing the opportunity to purchase Common Stock of the Company at a discount to permanent, full time, salaried employees of the Company and its Subsidiaries;
     NOW THEREFORE, the Company establishes the Plan, effective May 1, 1994, the terms of which shall be as follows:
     1.   Purpose.  The purpose of the Plan is to
give Eligible Employees of the Company and its Subsidiaries an opportunity to acquire shares of its Common Stock at a discount, and to promote the best interests and enhance the long-term performance of the Company and its Subsidiaries.
     2.   Definitions.  Wherever used herein, the
following words and phrases shall have the meaning stated below unless a different meaning is plainly required by the context:
          (a)  "Administrator" means the Company's
     agent for administering the Plan which is First Chicago Trust Company of New York, or such successor Administrator appointed by the Committee from time to time;
          (b)  "Board" means the Board of Directors
     of the Company;
          (c)  "Change In Control" of the Company
     shall be deemed to have occurred if (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities
     Exchange Act of 1934, as amended (the
     "Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 25% or more of the combined voting power of the Company's then outstanding securities;
     provided, however, that the following
     acquisitions shall not constitute a Change in
     Control: (a) any acquisition directly from the Company, (ii) any acquisition by the Company or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company; or (b) at any time during any period of two consecutive years
     (not including any period prior to May 1, 1994) individuals who at the beginning of such period constituted the Board (the "Incumbent
     Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.
          (d)  "Code" means the Internal Revenue
               Code of 1986, as amended;
          (e)  "Committee" means either (i) the
     Compensation Committee of the Board to which the Board has delegated its powers with respect to the management, operation and administration of the Plan pursuant to Section
     3 hereof; or (ii) the Benefits Administration
     Committee of the Company to which the
     Compensation Committee has delegated a portion of such powers pursuant to Section 3 hereof.
          (f)  "Common Stock" means shares of the
     common stock of the Company, $.001 par value;
          (g)  "Company" means Illinois Central
     Corporation, a Delaware corporation, or any successor corporation by merger, consolidation, purchase or otherwise, and any Subsidiaries, direct or indirect, of the Company;
          (h)  "Compensation" means regular salary
     only paid to an Eligible Employee by the Company prior to deductions for income or employment taxes or any other withholdings;
          (i)  "Earliest Retirement Age" means age 62.
          (j)  "Eligible Employee" means each
     person who, on or after May 1, 1994, is
     employed by the Company on a permanent, full-time, salaried basis; provided however, that the term Eligible Employee shall not include any individual covered by a collective bargaining agreement between employee representatives and the Company;
          (k)  "Election Form" means a form
     delivered by an Eligible Employee to the Committee with respect to participation in the Plan as set forth in Section 5.
          (l)  "Fair Market Value" of the Common
     Stock as of a given Investment Date shall mean the price (or the weighted average price) at which the Common Stock is purchased or sold by the Administrator on the New York Stock
     Exchange (or other market in which the Common
     Stock is traded) with respect to such Investment Date.
          (m)  "Investment Date" means the date or
     dates selected by the Administrator on which purchases or sales of Common Stock occur pursuant to an Investment Direction;
          (n)  "Investment Direction" means a
     written instruction from a Participant to the Administrator to do one or more of the following financial transactions:
               (i)  purchase shares of Common
          Stock, including a continuing direction
          to purchase shares with respect to future payroll deductions or lump sum payments;
               (ii) sell shares of Common Stock and
          distribute the net cash proceeds or to
          withdraw cash from the Participant's Plan Account;
               (iii)     reinvest dividends on all
          or a designated number of shares of
          Common Stock; and
               (iv) distribute dividends on all or
          a designated number of shares of Common Stock.
          (o)  "Participant" means an Eligible
     Employee who elects to participate in the Plan pursuant to Section 5 hereof;
          (p)  "Plan Account" means the record of a
     Participant's full and fractional shares of Common Stock and cash held by the Administrator.
     A Participant's Plan Account and the shares of Common
     Stock held therein shall be fully vested in and nonforfeitable by the Participant.
          (q)  "Purchase Price" means 85% of the
     Fair Market Value per share of Common Stock on an applicable Investment Date;
          (r)  "Plan" means the Illinois Central
     Corporation Management Employee Discounted
     Stock Purchase Plan, as set forth herein, and as hereinafter may be amended from time to time; and
          (s)  "Subsidiary" or "Subsidiaries" means
     a corporation or corporations of which stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote is owned by the Company or by any other Subsidiary or Subsidiaries;
     3.   Administration.
     (a)  The Plan shall be administered by the
Committee. No member of the Committee shall have been granted or awarded stock, restricted stock, stock options, stock appreciation rights, limited rights or any other derivative security of the Company or an affiliate thereof under this Plan, or any similar plan of the Company or an affiliate, during his tenure on the Committee or during the 12 month period prior to commencing service on the Committee, except as permitted in Rule 16b-
3(c)(2)(i)(A) through (D), or any successor provision, under the Securities Exchange Act of 1934. Members of the Committee shall be subject to any additional restrictions necessary to satisfy the requirements of disinterested administration of the Plan as set forth in Rule 16b-3 as it may be amended from time to time. A member of the Committee shall only be liable for any action or determination made in bad faith.
     (b)  The Committee may delegate its duties,
authorities and responsibilities under the Plan to the Benefits Administration Committee of the Company to the extent applicable to Eligible
Employees and Participants who are not subject to
Section 16 of the Securities Exchange Act of 1934 and to the extent of such delegation all references herein to the Committee shall be deemed references to the Benefits Administration Committee.
     (c)  The action of the Committee shall be
determined by the vote or other affirmative expression of a majority of its members. The members of the Committee shall serve without compensation for their services as such.
     (d) Unless otherwise specifically provided in the Plan, the Committee shall have full and complete authority, responsibility and control over the management, administration, and operation of the Plan, including, but not limited to, the authority and discretion to:
     (i)  formulate, adopt, issue and apply
procedures and rules, including such rules as may be necessary for transactions by Eligible
Employees and Participants who are subject to
Section 16 of the Securities Exchange Act of
1934, to satisfy the requirements of Rule 16b-
3 under such Act, and change, alter or amend such procedures and rules, as may be consistent with the terms of the Plan;
    (ii) exercise such discretion as may be
required to construe and apply the provisions of the Plan, subject only to the terms and conditions of the Plan;
   (iii) determine the effective dates
for various transactions; and
    (iv) take all necessary and proper acts
as are required for the Committee to fulfill its duties and obligations under the Plan.
     (e) The Company shall supply to the Committee and the Administrator, within a reasonable time of its request, the names of all Eligible Employees, their age, the amount of Compensation paid to each Eligible Employee, and the names and dates of all Eligible Employees who incurred a termination of employment. The Company shall provide to the Committee and the Administrator, or its delegate, such other information as it shall from time to time need in the discharge of its duties. The
Committee and the Administrator may rely conclusively on the information certified to it by the Company.
     (f) The decision of the Committee in matters within its jurisdiction shall be final, binding, and conclusive upon the Company and upon each Eligible Employee, Participant, spouse, beneficiary, the Administrator and every other person or party interested or concerned.
     (g)  If an Eligible Employee decides to
participate in the Plan, the Administrator will keep a continuous record of his participation and send him a statement of his account under the Plan for each calendar quarter in which a purchase or sale of Common Stock for his Plan Account takes place, as set forth in Section 17 below. The
Administrator will hold and act as custodian of shares of Common Stock purchased under the Plan.
Except as provided in Section 12, certificates for shares of Common Stock purchased under the Plan will not be issued to Participants. The number of shares of Common Stock credited to a Participant's
Plan Account will be shown on his quarterly statement of account. However, pursuant to Section
12, certificates for any number of whole shares credited to a Participant's Plan Account will be issued to him upon his written request to the Administrator, upon his payment to the Administrator of a distribution fee in an amount from time to time determined by the Committee. Any remaining shares will continue to be credited to the Participant's Plan Account.
     (h) Shares of Common Stock purchased pursuant to the Plan shall be acquired by the Administrator on the open market.
     4.   Eligibility to Participate.  Any
individual who is or becomes an Eligible Employee
(other than an individual on an authorized leave of absence) at any time on or after May 1, 1994 shall be eligible to become a Participant pursuant to
Section 5.
     5.   Election to Participate.  An Eligible
Employee may elect to become a Participant in the Plan by completing an appropriate Election Form provided by the Committee and returned to the Committee at least 14 calendar days prior to the next scheduled A and/or B payroll period on which his participation is to commence. Such Election
Form shall include (1) an election, if applicable, to reduce his Compensation by payroll deductions on each scheduled A and/or B payroll period as designated by the Participant by the amount set forth therein, (ii) an Investment Direction, and
(iii) a designation of a beneficiary to receive the Common Stock and cash held in his Plan Account on the date of his death. An election made by a Participant to reduce his Compensation pursuant to his Election Form shall be cancelled if: (a) a Participant's wages are subject to a tax levy, until the levy is removed, and (b) a Participant's wages are subject to a wage assignment and/or garnishment to the extent there is insufficient remaining Compensation to deduct the entire amount specified in the Election Form.
     6.   Payroll Deductions.
     (a)  If a Participant's Election Form
authorizes payroll deductions, his employer shall withhold from his Compensation the amount authorized by him. The amount to be withheld from each paycheck shall be no less than $10.00 and no more than 15% of his Compensation for his last payroll period for which payment has been made (or if he is a new Eligible Employee with no previous
Compensation, 15% of his anticipated Compensation).
The amounts withheld from all Participants' paychecks will be pooled and forwarded to the Administrator and will be used by the Administrator to buy shares of Common Stock on the open market for the Plan Accounts of all such Participants on the next Investment Date selected by the Administrator or as soon thereafter as is reasonably practicable.
     (b)  A Participant's payroll deduction
authorizations on his Election Form shall become effective with respect to the next scheduled A and/or B payroll period applicable to him that is at least 14 calendar days after the date the Election Form is received by the Committee, and shall continue in effect until the earliest of the date (1) his election is changed in accordance with paragraph 6(c) or (d) hereof; (2) he ceases to be an Eligible Employee, or (3) his payroll deduction authorization is cancelled in accordance with
Section 5 or paragraph 6(c) hereof.
     (c)  A Participant may increase or decrease
the amount of his payroll deductions (subject to the dollar and percentage limits stated in paragraph 6(a) above) by delivering to the Committee a new Election Form on which is specified the new amount of payroll deductions. The new
Election Form shall become effective with respect to the next scheduled A and/or B payroll period applicable to him that is at least 14 calendar days after the date the new Election Form is received by the Committee. Any Election Form which has not been properly completed will be deemed not to have been received by the Committee.
     (d)  A Participant desiring to cancel his
existing payroll deduction authorization and reduce the amount thereof to zero must deliver to the Committee a new Election Form. Such new Election
Form shall become effective with respect to the next scheduled A and/or B payroll period applicable to him that is at least 14 calendar days after the date the new Election Form is received by the Committee. Payroll deductions held by the Company with respect to an A and/or B payroll period payment date before such new Election Form becomes effective, or held by the Administrator pending investment, shall not be affected by such new
Election Form. Any Participant who has improperly completed a new Election Form will be deemed not to have made such new election. A Participant who cancels his existing payroll deductions need not withdraw the shares of Common Stock in his Plan
Account prior to the earlier of (i) the date he ceases to be employed by the Company, and (ii) the date of termination of the Plan.
     (e)  If an individual ceases to be an Eligible
Employee but continues to be employed by the Company, his payroll deduction authorization shall be cancelled and no further shares of Common Stock shall be purchased for his Plan Account while he continues in such status. Any cash then held in his Plan Account shall be paid to him as soon as practicable after such status commences, and any shares then in his Plan Account shall be retained until the first to occur of (i) a withdrawal pursuant to Section 12, (ii) the date of his termination of employment with the Company, and
(iii) the date of termination of the Plan. An individual continuing employment in such status shall continue to be entitled to direct the sale of shares of Common Stock in his Plan Account pursuant to his Investment Direction and the procedures set forth in Section 10.
     (f) The Company will transfer funds withheld pursuant to payroll deduction authorizations to the Administrator once during each calendar month on or prior to the date or dates on which transactions from the most recent Investment Date are settled.
No interest will be paid on payroll deduction amounts held by the Company pending transfer to the Administrator.
     7.   Lump Sum Payments.  To the extent a
Participant does not authorize payroll deductions on his Election Form, he shall deliver payment of the balance of the Purchase Price of the shares of Common Stock to be purchased for his Plan Account on any Investment Date in full, in cash or by personal check, to the Administrator prior to the date on which transactions from the applicable
Investment Date are settled. Such payment, together with all payroll deductions accumulated for him hereunder and not previously expended or returned, will be used to purchase shares of Common
Stock for his Plan Account with respect to the applicable Investment Date.
     8. Maximum Purchase. A Participant may not authorize the purchase of Common Stock with respect to any Investment Date with a Purchase Price in excess of 15% of his Compensation earned from the Company and all Subsidiaries during the A and/or B payroll period applicable to him immediately preceding such Investment Date. In addition, the aggregate amount of payroll deductions made pursuant to Section 6, and lump sum payments made pursuant to Section 7, by or on behalf of a Participant, shall not exceed 15% of the Participant's Compensation for any calendar year.
     9.   Company Payments.  On or prior to the
date on which the transactions from an Investment
Date are settled, the Company shall pay to the Administrator an amount equal to the 15% discount with respect to the Common Stock purchased for the Plan Accounts of Participants with respect to such Investment Date.
     10.  Purchase and Sale of Shares of Common Stock.
     (a) With respect to each Investment Date, (i) accumulated payroll deductions and lump sum amounts received from or on behalf of all Participants pursuant to Sections 6 and 7, and amounts received from the Company pursuant to Section 9, will be pooled and used by the Administrator to purchase shares of Common Stock on the open market for the Plan Accounts of the applicable Participants, and
(ii) shares of Common Stock will be sold by the Administrator on the open market from the Plan
Accounts of Participants who have delivered
Investment Directions directing the sale of Common
Stock, and the net proceeds of sale shall be credited to the Plan Accounts of the applicable
Participants. Notwithstanding the foregoing, aggregate purchases and sales on any Investment
Date may be offset by the Administrator, which shall then purchase or sell the net number of shares of Common Stock.
     (b) For any transaction to be processed as of an Investment Date, the Administrator must receive an Investment Direction from the applicable
Participant at least two days prior to the Investment Date and such Investment Direction shall apply only to accumulated payroll deductions and lump sum amounts received from or on behalf of all Participants pursuant to Section 6 and 7, and shares of Common Stock held in Plan Accounts as of the Investment Date. Purchases and sales of Common
Stock shall be posted to a Participant's Plan
Account as of the date on which transactions for that Investment Date are settled, and shall be based upon the Fair Market Value of Common Stock as of such Investment Date as determined by the Administrator.
     (c)  Any payroll deductions remaining after
purchase of such maximum number of shares will be retained in the Plan Account of each applicable
Participant and applied to the purchase of shares of Common Stock for him with respect to the next
Investment Date. Any lump sum payments so remaining shall be returned to the applicable
Participants. Each Participant's Plan Account will be credited with the shares (computed to three decimal places) of Common Stock purchased for him on each Investment Date, and with the net sale proceeds of the shares of Common Stock sold for him with respect to each Investment Date. The net proceeds of any such sale shall be distributed to a Participant from his Plan Account as soon as possible after the applicable Investment Date. The number of shares of Common Stock credited to each Participant's Plan Account will depend on the aggregate amount of his payroll deductions and lump sum payments and Company contributions, and the Fair Market Value of Common Stock determined on the applicable Investment Date.
     (d)  Any direction to sell shares of Common
Stock shall be subject to satisfaction of the conditions set forth in Section 13 to the extent applicable.
     11.  Fees and Expenses.  Participants will
incur no brokerage commissions or service charges for purchases or sales of Common Stock under the Plan. Certain administrative charges, as determined by the Committee, may be incurred by a Participant upon his withdrawal from the Plan, upon receipt of a distribution of certificates representing
Common Stock pursuant to Section 3, or upon termination of the Plan.
     12.  Withdrawals.  A Participant may cause the
Administrator to make a withdrawal from his Plan
Account as authorized pursuant to Section 3 above.
The withdrawal shall come only from shares of Common Stock and cash posted to his Plan Account.
There is no restriction on the number of times a Participant may withdraw from his Plan Account, nor is there a minimum amount for any type of withdrawal. The Administrator shall make distribution of shares of Common Stock to the Participant as soon as is administratively feasible after receiving a written withdrawal request, and shall make payment of cash in his Plan Account as soon as is administratively feasible after the date for settlement of transactions from the most recent
Investment Date preceding the date of delivery of the withdrawal request. The Committee shall receive a copy of each withdrawal request from a Participant. The medium for payment for withdrawals is either cash or whole shares of Common Stock. If shares of Common Stock are to be distributed, the Participant must indicate in his withdrawal request in what name or names the certificates are to be issued. If no instructions are received, the certificates will be issued only in the name of the Participant. The form of payment for cash withdrawals shall be a single sum.
A withdrawal request will not include (1) uninvested amounts held by the Company with respect to the Participant, or (2) uninvested cash dividends unless the Administrator receives the withdrawal request by the record date for cash dividend payments. Any withdrawal request shall be subject to satisfaction of the conditions set forth in Section 13 to the extent applicable.
     13.  Restriction on Shares.
     (a)  Notwithstanding anything elsewhere
contained in the Plan, a Participant may not direct a sale of, or withdraw, shares of Common Stock from his Plan Account prior to the expiration of the Restriction Period or Restriction Periods
(hereinafter defined) applicable to such shares unless one of the following conditions is satisfied:
          1.   Prior to the date of any such sale
     or withdrawal, the Participant shall tender to the Company, in cash or by personal check, an amount equal to 15% of the Fair Market Value of such shares of Common Stock, determined as of the Investment Date on which such shares were purchased for his Plan Account; or
          2.   The Participant, in his Investment
     Direction delivered pursuant to Section 10, or his withdrawal request delivered pursuant to
     Section 12, directs the Administrator to transfer to the Company a number of shares of Common Stock held in his Plan Account, and subject to such Restriction Period or Periods, with a Fair Market Value determined on the date of the sale or withdrawal equal to 15% of the Fair Market Value of such shares of Common
     Stock, determined as of the Investment Date on which such shares were purchased for his Plan
     Account.
     (b) The Restriction Period applicable to any shares of Common Stock purchased pursuant to the Plan shall commence on the Investment Date with respect to which such shares are purchased, and shall expire on the first to occur of (i) the date
24 months from such Investment Date, (ii) the date on which the Participant retires from employment with the Company and its Subsidiaries on or after attaining the Earliest Retirement Age specified in
Section 2(i), (iii) the date of his death, (iv) the date of his disability (as defined in the long term disability plan then maintained by the Company), and (v) the date of a Change In Control of the Company.
     (c)  Except as otherwise provided in Section
20 below, any withdrawal or any attempted sale, transfer or other disposition, of shares of Common
Stock within an applicable Restriction Period shall be invalid and of no effect until the date on which the provisions of clause 1 or clause 2 of paragraph
(a) of this Section are satisfied by or with respect to the applicable Participant.
14.  Termination of Employment.
     (a) A Participant shall cease to participate in the Plan upon his termination of employment with the Company and its Subsidiaries for any reason, including death, and no purchase or sale of shares of Common Stock shall be made hereunder for him as of any Investment Date following the date of such termination of employment. All cash held in his Plan Account, all of his payroll deductions and cash contributions not allocated to his Plan
Account, and certificates representing all shares of Common Stock held in his Plan Account, as of the date of such termination of employment, shall be distributed or otherwise transferred to him (or to his beneficiary in the event of his death pursuant to Section 23) as soon as possible following the date of such termination of employment.
     (b) Notwithstanding the preceding provisions of this Section, no distribution of certificates representing shares of Common Stock held in a Participant's Plan Account shall be made pursuant to this Section prior to the expiration of the Restriction Period applicable to such shares until the requirements of clause 1 or clause 2 of paragraph (a) of Section 13 have been satisfied with respect to such shares.
     (c)  Notwithstanding any other provisions of
Sections 13 or 14, any shares of Common Stock purchased for a Participant under the Plan within 180 days prior to the date of his retirement on or after attaining the Earliest Retirement Age specified in Section 2(i), shall be deemed to be subject to a Restriction Period and shall not be sold or withdrawn from the Plan Account of the Participant following his termination of employment with the Company until the requirements of clause 1 or clause 2 of paragraph (a) of Section 13 have been satisfied with respect to such shares.
     15.  Dividends.
     (a)  A Participant may direct the
Administrator to reinvest cash dividends paid on whole shares of Common Stock held in his Plan
Account into additional full or fractional shares of Common Stock, or to distribute such cash dividends directly to the Participant. To be effective with respect to the record date for a cash dividend payment, an election pursuant to the preceding sentence to reinvest or distribute such cash dividend must be received by the Administrator at least two days prior to such record date. Cash dividends will be distributed only with respect to the whole number of shares of Common Stock, or reinvested with respect to the full and fractional shares of Common Stock, as designated by the Participant respectively. If a Participant has not given a timely election pursuant to the preceding sentences of this paragraph, cash dividends shall be reinvested into additional full and fractional shares of Common Stock held in the Participant's
Plan Account.
     (b)  Non-cash dividends of Common Stock will
be held in the Plan Account of the Participant.
Non-cash dividends, other than of Common Stock, shall be sold and reinvested in Common Stock and held in the Plan Account of the Participant.
     16.  Withholding.  Whenever the Company or the
Administrator proposes or is required to allocate or transfer shares of Common Stock to the Plan
Account of a Participant, or directly to a Participant, the Committee shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements, prior to the allocation of any shares of Common Stock to his Plan Account, or to the delivery to him of any certificate or certificates for such shares. If such certificates already have been delivered prior to the time a withholding obligation arises, the Committee shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state or local withholding tax requirements, and to withhold such other amounts payable to the Participant, as compensation or otherwise, as necessary. A
Participant may elect to satisfy his tax withholding obligation incurred with respect to the Taxable Date of the purchase of shares of Common
Stock for him hereunder by (a) directing the Committee to withhold a portion of the shares of Common Stock otherwise to be credited to his Plan
Account or distributable to him, or (b) by transferring to the Company a number of shares of Common Stock previously acquired, such shares being valued at the Fair Market Value thereof on the Taxable Date. Notwithstanding any provisions of the Plan to the contrary, a Participant's election pursuant to the preceding sentence: (a) must be made on or prior to the Taxable Date with respect to the shares of Common Stock being purchased, (b) must be irrevocable, and (c) if the election is made by a Participant who is subject to the restrictions of Section 16(b) of the Securities
Exchange Act of 1934, must be made in writing (i) within the 10 business days beginning on the third business day following the release of the Company's quarterly or annual summary of earnings and ending on the 12th business day following such day, or
(ii) at least 6 months prior to the date that is 24 months from the Investment Date on which such shares of Common Stock were purchased for him.
Taxable Date means the date a Participant recognizes income with respect to a purchase of shares of Common Stock under the Plan pursuant to the terms of the Code or any applicable state or local income tax law.
     17.  Statements.  Each Participant will
receive a statement of his Plan Account for each calendar quarter in which a purchase or sale of Common Stock for his Plan Account takes place.
Participants will also receive the annual report for the Plan and communications sent to other shareholders of the Company, including the annual report of the Company and its notice of annual meeting of shareholders and proxy statement.
Participants will receive such information as is necessary for reporting income realized by them under the Plan to the Internal Revenue Service.
     18.  Adjustment Provisions.  The maximum
number of shares of Common Stock available for purchase hereunder, the aggregate number of shares of Common Stock with respect to which an election to purchase is outstanding hereunder, and the Purchase Price per share of Common Stock, shall all be appropriately adjusted, as the Committee may determine, for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares of Common Stock outstanding effected without receipt of consideration by the Company.
Adjustments pursuant to this Section shall be made according to the sole discretion of the Committee and its decision shall be binding and conclusive.
     19.  Transferability.  Except as otherwise
provided in Sections 12, 14, 20 and 25, the right to purchase shares of Common Stock pursuant to the terms of the Plan, and the cash and shares of Common Stock in a Participant's Plan Account, may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) by a Participant or any other person, and no such right to purchase shall be subject to execution, attachment or similar process. Except as otherwise provided in Sections 12, 14, 20 and 25, any attempt to sell, transfer, assign, pledge, hypothecate or otherwise dispose of, a right to purchase shares of Common
Stock hereunder, and the cash and shares of Common
Stock in a Participant's Plan Account, or any levy of attachment or similar process upon such right, cash or shares, shall be null and void and without effect. A right to purchase or sell shares of Common Stock hereunder may be exercised only by a Participant during his lifetime.
     20.  Dissolution, Merger and Consolidation.
In the event of the dissolution or liquidation of the Company, or the merger or dissolution of the Company in which the Company is not the surviving corporation, all future rights to purchase shares of Common Stock pursuant to the terms of the Plan shall expire as of the effective date of such event, and all payroll deductions held for each Participant, and all shares of Common Stock purchased prior to the date of such event for each Participant and not previously distributed to him, shall be distributed to him at least 30 days prior to the effective date of such event. In such event, the restrictions set forth in Section 13 above shall cease to apply with respect to such event, and the Participant shall be entitled to transfer or otherwise dispose of his shares of Common Stock purchased hereunder pursuant to the terms of such event within the Restriction Period applicable to such shares of Common Stock.
     21.  Conditions Subsequent to Effective Date.
The Plan has been adopted by the Board subject to approval by the holders of a majority of the outstanding shares of Common Stock of the Company within 12 months after the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.
     22. Voting. The Administrator will vote any shares of Common Stock that it holds for a Participant's Plan Account in accordance with the Participant's written directions, provided they are received in a timely manner in accordance with the procedures developed for this purpose by the Administrator. The Administrator will not vote the shares of Common Stock in the Plan Account of a Participant from whom no voting directions are received.
     23.  Distribution of Plan Accounts on Death.
     (a)  Each Participant shall complete a
beneficiary designation form indicating the beneficiary who is to receive the assets in the Participant's Plan Account at the time of his death. The Participant may change such designation of beneficiary from time to time by filing a new beneficiary designation form with the Committee.
No designation of beneficiary or change of beneficiary shall be effective until filed with the Committee.
     (b)  Upon the death of a Participant, any
assets then held in his Plan Account, plus his payroll deductions and cash contributions not allocated to his Plan Account, shall be distributed in a single sum of whole shares of Common Stock plus cash to his designated beneficiary. If the Participant dies and either (1) the Participant shall have failed to file a valid beneficiary designation form, or (2) all persons designated on the beneficiary designation form shall have predeceased the Participant, the Committee shall direct the Administrator to distribute the aforementioned assets in a single distribution of whole shares of Common Stock plus cash to his spouse, if then living, or if none, to the legal representatives of his estate.
     (c)  On the death of a Participant, his Plan
Account shall be maintained in the name of his beneficiary or beneficiaries designated by the Participant until distribution thereof pursuant to paragraph (b), and his Investment Direction regarding dividends shall apply to such beneficiary.
     (d)  A distribution pursuant to this Section
23 shall not be subject to the restrictions set forth in Section 13(a).
     24.  Administrator.
     (a) The Administrator shall serve at the will of the Committee and the Committee may from time to time remove the Administrator with or without cause and shall appoint its successor.
     (b)  The powers, duties and responsibilities
of the Administrator shall be as stated in the Plan. All payroll deductions and payments by Participants and the Company shall be paid to the Administrator, and all Plan Accounts shall be maintained by the Administrator. Neither the Company nor any Subsidiary shall have any rights or claims of any nature in or to the assets of any Plan Account.
     (c)  All fees and expenses of the
Administrator agreed upon by the Company and the Administrator shall be paid by the Company to the Administrator.
     (d)  The Administrator shall determine the
appropriate number of Investment Dates for all funds received by it and for each Investment
Direction; provided however, no Investment Date shall be required prior to the date funds have been posted to a Participant's Plan Account or withheld by the Company.
     25.  Amendment and Termination.
     (a)  Amendments.
               (i)  The Company, or the Committee
          as provided in subsection (ii) below, may amend, modify, change or revise the Plan by amendment at any time; provided, however, that no amendment shall:
                    (A)  change the minimum
               purchase price or make any other
               material change with respect to the
               terms and conditions of
               participation by officers or
               directors of the Company without
               stockholder approval consistent with
               applicable rules of the Securities
               and Exchange Commission.
                    (B)  increase the duties or
               liabilities of the Administrator or
               the Committee without its written
               consent; or
                    (C)  have the effect of vesting
               in the Company or any Subsidiary any
               interest in any funds, securities or
               other property.
               (ii) The Committee may amend,
          modify, change or revise the Plan by
          amendment if such amendment could have
          been adopted under paragraph (i) hereof
          and it does not materially increase the
          duties and obligations of the Company or any Subsidiary, with respect to the Plan.
     (b)  Plan Termination.  Although it is the
expectation of the Company at the time of adoption of the Plan by the Board that it will continue the Plan indefinitely, the continuation of the Plan is not assumed as a contractual obligation of the Company or any Subsidiary and the Company reserves the right, in its sole discretion, to terminate the Plan at any time. Upon termination of the Plan, all Plan Accounts, and all assets not allocated to Plan Accounts, will be distributed as if each Participant had terminated employment and received a distribution pursuant to Section 14(a).

     26.  Miscellaneous Provisions.
     (a)  Pledging of Common Stock.  Shares of
Common Stock credited to the Plan Account of a Participant may not be encumbered, pledged as collateral or otherwise hypothecated. A
Participant who has an involuntary transfer imposed upon him with respect to shares of Common Stock in his Plan Account will be deemed to have elected to withdraw such shares.
     (b)  Plan Does Not Affect Employment Rights.
The Plan does not provide any employment rights to any Eligible Employee. The Company and its
Subsidiaries expressly reserve the right to discharge an Eligible Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Eligible Employee's interest in the Plan.
     (c)  Deduction of Taxes from Amounts Payable.
Subject to Section 16, the Administrator shall have the power and authority to deduct from the amount to be distributed to a Participant such amount as the Administrator deems proper to protect the Administrator against liability for the payment of death, succession, inheritance, income, or other taxes, and out of money so deducted, the Administrator may discharge any such liability and pay the amount remaining to the Participant, or the deceased Participant's beneficiary, as the case may be.
     (d) Source of Benefits. All benefits payable under the Plan shall be paid or provided for solely from Plan Accounts, and the Company and its Subsidiaries assume no liability or responsibility therefor.
     (e)  Limitation on Liability.  Neither the
Company nor any Subsidiary, nor any agent or representative of the Company or any Subsidiary who is an employee, officer, or director of the Company or any Subsidiary, in any manner guarantees the assets of the Plan against loss or depreciation and none of them shall be liable (except for his own gross negligence or willful misconduct), for any act or failure to act, done or omitted in good faith, with respect to the Plan. The Company and its Subsidiaries, and the Committee shall have no responsibility for any act of or failure to act by the Administrator.
     (f)  Indemnification of the Board and the
Committee. In addition to such other rights or indemnification as they may have as members of the Board, or as members of the Committee, or as its delegate, the members of the Board and of the Committee and its delegate, shall be indemnified by the Company against (a) reasonable expenses (as such expenses are incurred), including attorneys fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein) to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board or Committee member or delegate is liable for gross negligence or willful misconduct in the performance of his duties. The Company may elect, at its own expense, to handle and defend any such action, suit or proceeding.
     (g)  Gender and Number.  Except when the
context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, and singular the plural.
     (h) Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.
     (i)  Headings.  The headings of sections and
paragraphs are included solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall control.
     (j)  Law Governing.  The Plan shall be
construed and enforced according to the laws of the State of Illinois.
     (k)  Legal and Other Requirements.  The
Committee may postpone any stock purchase or sale under the Plan for such time as the Committee, in its sole discretion, may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock available for purchase or sale under the Plan under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to (A) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or
(B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed, or (iii) to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; and the Company shall not be obligated by virtue of any provision of the Plan to purchase or sell shares of Common Stock in violation of the Securities Act of 1933, as amended, or the law of any government having jurisdiction thereof.
     (l) Section 16(b) Compliance and Bifurcation of the Plan. It is the intention of the Company that the Plan comply in all respects with Rule 16b-
3 under the Securities Exchange Act of 1934 and, if any Plan provision is later found not to be in compliance with such Rule, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to Eligible Employees and Participants who are subject to Section 16 of the Securities Exchange Act of
1934, without so restricting, limiting or conditioning the Plan with respect to other
Eligible Employees and Participants.
     (m)  Rights as Shareholder.  A Participant
shall have all rights as a shareholder of the Company with respect to all shares of Common Stock purchased for his Plan Account pursuant to the terms of the Plan.
     (n)  Leaves of Absence and Disability.  The
Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan with respect to any leave of absence taken by, or any disability of, a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on the right to purchase Common Stock under the Plan by any Participant who takes such leave of absence.
     (o)  Notices.  Every request, direction,
revocation or notice authorized or required by the Plan shall be deemed to have been delivered to the Committee or the Company (i) on the date it is personally delivered to the General Counsel of the Company at the principal executive offices of the Company, or (ii) 3 business days after it is sent by registered or certified mail, postage prepaid, addressed to the General Counsel of the Company at such offices; and shall be deemed delivered to an Eligible Employee, Participant or beneficiary (1) on the date it is personally delivered to him, or
(2) 3 business days after it is sent by registered or certified mail, postage prepaid, addressed to him at the last address shown for him on the records of the Company or any Subsidiary.